SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

MERCANTILE BANKSHARES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Mercantile Bankshares Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

On November 1, 2006, the following was made available to the employees of Mercantile Bankshares Corporation.

PNC/MBC Merger – Key Messages

For internal use only in discussions with customers, employees and community members.
Continue to refer media inquiries to Janice Davis in
Mercantile Corporate Communications.

What the Merger Means to Customers

•

In the near term, it’s business as usual. Customers can conduct business with us the way they always have. After the integration, we expect customer relationships to remain in tact. There is very little overlap between PNC and Mercantile, so for the most part, customers will continue to deal with their existing branch staff, lending officers and IWM client advisors. And as we have done in the past, we will notify customers well in advance of any changes that may affect their accounts.

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Customers will have access to a wider variety of services supported by more robust technology, competitive pricing and free ATM use worldwide. They will have access to their accounts at more than 1,000 banking offices and nearly 3,900 ATMs. Business customers will have improved cash management and alternative financing options.

•	PNC’s culture and values are similar to Mercantile’s. And PNC is very well know for its community involvement.

What the Merger Means for Associates

•	Our two organizations are truly a good fit.

•

Upon completion of the merger, you will be able to provide your customers with PNC’s deep, broad and appealing range of services – everything from world-wide access to free ATMs for consumers to a leading treasury management business for middle-market businesses.

• There is little market overlap, so by and large, we anticipate that you will continue dealing with your customers from your same location.

•

PNC has demonstrated a deep commitment to employee engagement. It has been ranked the Employer of Choice on a number of fronts, including its family friendly environment, employee benefits packages and employee training programs. For example, PNC was named four times by Working Mother magazine as one of the 100 Best Companies for Working Mothers; it has a 401(k) plan in the top 10 percent of all large companies and, overall, a very competitive program of benefits.

•	We understand that you have questions about the integration process and the future. We will do our best to answer them to the fullest extent possible in a timely and

November 1, 2006

respectful manner. It is unlikely, however, that we will be able to address questions related to specific departments or individuals until we have completed the business strategy review and received appropriate regulatory and shareholder approvals.

What the Merger Means for the Community

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PNC shares Mercantile’s heritage of philanthropy with charitable contributions and strategic investment that support education, community development, health and human services, and arts and culture initiatives in its local markets. Historically, its community investment has met or exceeded that of the banks it has acquired.

PNC’s commitment of $25 million to the Mercantile Fund at the Baltimore Community Foundation is but ONE demonstration of this commitment. While the Fund guidelines have not yet been finalized, it is intended that grants will benefit organizations throughout the Baltimore region.

•

Its network of regional advisory boards ensures that local business and community leaders have an opportunity to make ongoing contributions. PNC fully expects that its banking executives will continue to hold leadership positions with local nonprofits and business and civic organizations.

•	PNC views Mercantile as an opportunity for growth, which will result ultimately in economic growth within the community and increased opportunities for associates.

Bottom Line – PNC is acquiring one of the premier banking franchises in the mid-Atlantic. They are committed to our customers, to our associates and to our communities.

November 1, 2006

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this document speak only as of the date of the docment, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this document are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

•

Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.

•

The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.

•

The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.